UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(314) 480-1400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on June 15, 2026, Olin Corporation, a Virginia corporation (“Olin”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Huntsman Corporation, a Delaware corporation (“Huntsman”), Olympus Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Olin (“First Merger Sub”), and Hook Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Olin (“Second Merger Sub”), providing for, on the terms and subject to the conditions included in the Merger Agreement, the merger of equals business combination of Olin and Huntsman, either (a) through the merger of Huntsman with and into Olin, with Olin as the surviving entity (the “Direct Merger”), or (b) through (i) the merger of First Merger Sub with and into Huntsman (the “First Subsidiary Merger”), with Huntsman surviving as a direct, wholly owned subsidiary of Olin (the “Initial Surviving Company”), and (ii) immediately following the First Subsidiary Merger, and as part of the same overall transaction as the First Subsidiary Merger, the Initial Surviving Company will be merged with and into Second Merger Sub (the “Second Subsidiary Merger” and, together with the First Subsidiary Merger, the “Subsidiary Merger”), with Second Merger Sub surviving as a direct wholly owned subsidiary of Olin (we collectively refer to the Direct Merger and the Subsidiary Merger as the “Merger”).

In connection with the Merger, on July 2, 2026, Olin filed a registration statement on Form S-4 (File No. 333-297236) (as amended on July 10, 2026, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). On July 13, 2026, the Registration Statement was declared effective by the SEC. Also on July 13, 2026, Olin and Huntsman each filed a definitive joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) with the SEC for the solicitation of proxies in connection with (i) the special meeting of Huntsman stockholders to be held on August 25, 2026 and (ii) the special meeting of Olin shareholders to be held on August 25, 2026, in each case, to vote upon matters necessary to complete the Merger and the other transactions contemplated by the Merger Agreement.

Two complaints have been filed in the Supreme Court of the State of New York by purported stockholders of Huntsman (the “Huntsman Complaints”) styled Jackson v. Huntsman Corporation et al., Index No. 654468/2026 (Sup. Ct. New York County July 30, 2026) and Thompson v. Huntsman Corporation et al., Index No. 654474/2026 (Sup. Ct. New York County July 30, 2026), against Huntsman and members of the Huntsman board relating to the Merger, alleging, among other things, that the Joint Proxy Statement/Prospectus omitted certain material information and asserting claims for negligent misrepresentation and concealment and negligence in violation of New York law. The Huntsman Complaints generally seek, among other things, (i) to enjoin the Huntsman stockholder vote or the Merger until defendants make corrective disclosures and (ii) in the event the stockholder vote and Merger is consummated, to recover damages therein. Additionally, Huntsman has received certain demand letters (collectively, the “Huntsman Demands”) from purported Huntsman stockholders generally alleging material omissions or misstatements in the disclosures in the preliminary joint proxy statement/prospectus filed by Olin with the SEC on July 2, 2026 or the Joint Proxy Statement/Prospectus and demanding that Huntsman file corrective disclosures prior to the special meeting of Huntsman stockholders.

Separately, as of the date hereof, a complaint has been filed in the Circuit Court of Cole County, Missouri by purported shareholders of Olin (the “Olin Complaint” and, together with the Huntsman Complaints, the “Complaints”) styled Palmer v. Babcock, et al., No. 26AC-CC00452 (Mo. Cir. Ct. Cole County Aug. 11, 2026), against Olin, members of the Olin board, and Huntsman relating to the Merger, alleging, among other things, that defendants violated the Missouri Securities Act and that the Joint Proxy Statement/Prospectus omitted certain material information and asserting claims for negligent misrepresentation and concealment and negligence in violation of Missouri law.

Olin, Huntsman and the other defendants believe that the allegations in the Complaints and the Huntsman Demands are without merit, that the Joint Proxy Statement/Prospectus fully complies with the Exchange Act and all other applicable law, and that no further disclosure is required. However, solely in order to avoid the risk of delaying or otherwise adversely affecting the consummation of the Merger and to minimize the expense and distraction of defending such actions, Olin hereby voluntarily amends and supplements the Joint Proxy Statement/Prospectus as set forth in this Current Report on Form 8-K. Nothing in the supplemental disclosures set forth below should be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

It is possible that additional, similar complaints may be filed, that the complaints described above may be amended or that additional demand letters will be received by Olin and/or Huntsman. If this occurs, Olin does not intend to announce the filing or receipt of each additional, similar complaint or demand letter or any amended complaint unless required by law.

The Olin board continues to unanimously recommend that Olin shareholders vote “FOR” the Olin direct merger proposal, “FOR” the Olin subsidiary merger proposal, “FOR” the Olin advisory compensation proposal and “FOR” the Olin adjournment proposal, each as defined and described in the Joint Proxy Statement/Prospectus.

* * * * * * * * * * * *

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

The following disclosures in this Current Report on Form 8-K supplement the disclosures contained in the Joint Proxy Statement/Prospectus and should be read in conjunction with the disclosures contained in the Joint Proxy Statement/Prospectus, which in turn should be read in its entirety. All page references are to the Joint Proxy Statement/Prospectus, and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Joint Proxy Statement/Prospectus. Olin has supplied all information contained or incorporated by reference herein relating to Olin, and Huntsman has supplied all information contained or incorporated by reference herein relating to Huntsman.

The disclosure under the heading “The Merger—Opinion of Olin’s Financial Advisor—Summary of Financial Analyses of Lazard—Discounted Cash Flow Analysis” beginning on page 98 of the Joint Proxy Statement/Prospectus is amended and supplemented as follows:

The third sentence of the paragraph under the subheading “Olin—CAPV/Epoxy”, the third sentence of the paragraph under the subheading “Olin—Winchester” and the third sentence of the paragraph under the subheading “Huntsman” are each amended by adding the following phrase immediately after “selected by Lazard based on its professional judgment”:

“, taking into account business mix, end-market exposure and other market and macroeconomic factors.”

The disclosure under the heading “The Merger—Opinion of Olin’s Financial Advisor—Summary of Financial Analyses of Lazard—Discounted Cash Flow Analysis” beginning on page 98 of the Joint Proxy Statement/Prospectus is amended and supplemented by adding the following paragraph after the last paragraph under such heading:

“In deriving implied equity values per share in its discounted cash flow analyses, Lazard used net debt and other items of approximately $2,804 million for Olin and approximately $1,908 million for Huntsman, in each case as of March 31, 2026. Lazard used fully diluted shares outstanding of 117.506 million to 117.961 million for Olin and 178.068 million to 178.241 million for Huntsman, in each case calculated using the treasury stock method and based on information provided by Olin and Huntsman management as of June 12, 2026.”

The list of selected publicly traded companies in the chemicals industry under the heading “The Merger—Opinion of Olin’s Financial Advisor—Summary of Financial Analyses of Lazard—Public Market Analysis—CAPV/Epoxy and Huntsman” on page 99 of the Joint Proxy Statement/Prospectus is amended and restated in its entirety as follows:

Selected Public Company	EV / 2026E EBITDA	EV / 2027E EBITDA	EV / 2028E EBITDA
Celanese	8.0x	7.9x	7.4x
Dow	5.7x	6.5x	6.3x
Eastman	8.4x	8.0x	7.4x
LyondellBasell	5.7x	6.6x	6.8x
Westlake	7.0x	7.1x	6.9x

The list of selected publicly traded companies in the firearms and ammunitions industry under the heading “The Merger—Opinion of Olin’s Financial Advisor—Summary of Financial Analyses of Lazard—Public Market Analysis—Winchester” on page 99 of the Joint Proxy Statement/Prospectus is amended and restated in its entirety as follows:

Selected Public Company	EV / 2026E EBITDA	EV / 2027E EBITDA	EV / 2028E EBITDA
Smith & Wesson	11.3x	N/A	N/A
Sturm, Ruger & Co.	9.5x	8.9x	N/A
Outdoor Holding	9.7x	9.1x	N/A

The disclosure under the heading “The Merger—Opinion of Olin’s Financial Advisor—Summary of Financial Analyses of Lazard—Other Analyses—Value Creation Analysis” on page 101 of the Joint Proxy Statement/Prospectus is amended and supplemented by adding the following sentence after the last sentence of such section:

“In its value creation analysis, Lazard tax-adjusted the one-time implementation costs that were expected to be expensed at Olin’s assumed tax rate of 25.0%.”

The disclosure under the heading “The Merger—Opinion of Olin’s Financial Advisor—Miscellaneous” on page 102 of the Joint Proxy Statement/Prospectus is amended and supplemented by adding the following sentences after the first sentence of the second paragraph under such heading:

“Other than Lazard’s engagement in connection with the merger, Lazard has not performed any investment banking services for Olin during the two years preceding the date of Lazard’s opinion that are expected to result in any fees from Olin. The combined company has not entered into any commitment to engage Lazard for investment banking services following completion of the merger.”

The disclosure under the heading “The Merger—Opinion of Olin’s Financial Advisor—Miscellaneous” on page 102 of the Joint Proxy Statement/Prospectus is amended and supplemented by adding the following sentence immediately before the last sentence of the second paragraph under such heading:

“As of June 15, 2026, Lazard and its affiliates held no shares of Huntsman common stock and no shares of Olin common stock on a proprietary basis.”

The disclosure that is under the heading “Financial Analyses” is hereby supplemented by adding the underlined disclosure under that heading on page 112 of the Joint Proxy Statement/Prospectus:

In calculating the implied exchange ratio reference ranges as reflected in the financial analyses described below, Citi divided the low-ends (or high-ends, as the case may be) of the approximate implied equity value per share reference ranges derived for Huntsman from such analyses by the high-ends (or low-ends, as the case may be) of the approximate implied equity value per share reference ranges derived for Olin from such analyses in order to calculate the low-ends (or high-ends) of the implied exchange ratio reference ranges. For purposes of its analyses, Citi assumed approximately 178 million fully diluted shares of Huntsman common stock and approximately 118 million fully diluted shares of Olin common stock based on information provided by Huntsman management and Olin management, respectively.

The disclosure that is under the heading “Discounted Cash Flow Analyses” is hereby supplemented by adding the underlined disclosure and deleting the text that is struck through under that heading on pages 112 and 113 of the Joint Proxy Statement/Prospectus:

Huntsman. With respect to Citi’s discounted cash flow analysis of Huntsman, Citi calculated the estimated present value of the unlevered, after-tax free cash flows that Huntsman was forecasted to generate during the last three quarters of calendar year 2026 through calendar year 2030, based on the Huntsman standalone projections. The estimated range of terminal values of Huntsman was calculated by applying a selected range of perpetuity growth rates of 1.5% to 2.5% to Huntsman’s estimated unlevered, after-tax free cash flows for the terminal year. The forecasted unlevered, after-tax free cash flows for Huntsman for the last three quarters of calendar year 2026 through calendar year 2030 and the derived range of terminal values were then discounted to present values, as of March 31, 2026, using a mid-year convention and discount rates ranging from 8.5% to 9.4%, which Citi derived based on estimates of Huntsman’s weighted average cost of capital taking into account, among other things, a risk free rate, market risk premiums and betas. For purposes of this analysis, adjusted earnings before interest and taxes (“Adj.

EBIT”) was calculated as adjusted earning before interest, taxes, depreciation and amortization (burdened by stock-based compensation), which we refer to in this section as “Adj. EBITDA,” less depreciation and amortization, and unlevered free cash flows were calculated as Adj. EBIT less taxes, plus depreciation and amortization, less capital expenditures, plus or minus change in net working capital, and less certain other cash restructuring and integration payments, pension contribution in excess of EBITDA, non-controlling interest contribution, maintenance and other items. The present values of the unlevered, after-tax free cash flows and the range of derived terminal values, together with the estimated present value of certain tax attributes of Huntsman (which Citi estimated to be between approximately $145 million and $156 million based on information provided by Huntsman management), were then adjusted for Huntsman’s ~~net~~ approximately $2,067 million of debt and ~~other balance sheet items~~$369 million of cash and cash equivalents as of March 31, 2026, as provided by Huntsman’s management, and then divided by the number of fully diluted shares of Huntsman common stock ~~as~~ derived from information provided by Huntsman’s management using the treasury stock method to derive an implied reference range of equity values for the Huntsman common stock of approximately $15.20 to $21.80 per share (rounded to the nearest $0.05). Citi noted that the estimated value of the tax attributes was approximately $0.82 to $0.88 per share.

Olin. With respect to Citi’s discounted cash flow analysis of Olin, Citi calculated the estimated present value of the unlevered, after-tax free cash flows that Olin was forecasted to generate during the last three quarters of calendar year 2026 through calendar year 2031, based on the Olin standalone projections. The estimated range of terminal values of Olin was calculated by applying a selected range of perpetuity growth rates of 1.5% to 2.5% to Olin’s estimated unlevered, after-tax free cash flows for the terminal year. The forecasted unlevered, after-tax free cash flows for Olin for the last three quarters of calendar year 2026 through calendar year 2031 and the derived range of terminal values were then discounted to present values, as of March 31, 2026, using a mid-year convention and discount rates ranging from 8.9% to 9.9%, which Citi derived based on estimates of Olin’s weighted average cost of capital taking into account, among other things, a risk free rate, market risk premiums and betas. For purposes of this analysis, unlevered free cash flows were calculated as Adj. EBIT less taxes, plus depreciation and amortization, less capital expenditures, plus or minus change in net working capital, and less restructuring and legacy litigation costs. The present values of the unlevered, after-tax free cash flows and the range of derived terminal values were then adjusted for Olin’s ~~net debt and other balance sheet items~~ approximately $3,016 million of debt, $192 million of cash and cash equivalents, $0.4 million non-controlling interest and $14 million of settled stock awards as of March 31, 2026, as provided by Olin’s management, and then divided by the number of fully diluted shares of Olin common stock derived from information provided by Olin management using the treasury stock method to derive an implied reference range of equity values for the Olin common stock of approximately $41.40 to $56.30 per share (rounded to the nearest $0.05).

The disclosure that is under the heading “Selected Public Companies Analyses” is hereby supplemented by adding the underlined disclosure, deleting the text that is struck through and adding the underlined figures and disclosure in the below tables under that heading on pages 113 and 114 of the Joint Proxy Statement/Prospectus:

Huntsman. In its selected public companies analysis of Huntsman, Citi reviewed certain financial and stock market information relating to Huntsman and the following five selected entities that Citi considered generally relevant as publicly traded companies with operations in the specialty and commodity chemicals industry, which are collectively referred to in this section as the “Huntsman selected companies”:

•	Celanese Corporation

•	Eastman Chemical Company

•	Olin Corporation

•	The Chemours Company

•	Tronox Holdings plc

Citi reviewed, among other information, estimated firm value, calculated as equity value (based on closing stock prices of the Huntsman selected companies on June 12, 2026) plus debt, less cash and cash equivalents and other adjustments, which we refer to in this section as “FV,” as a multiple of Adj. EBITDA for calendar year 2026 and calendar year 2027 (burdened by stock-based compensation). Financial data of the Huntsman selected companies were based on publicly available consensus estimates of FactSet analysts, public filings and other publicly available information. Financial data of Huntsman was based on the Huntsman standalone projections, publicly available consensus estimates of FactSet analysts, public filings and other publicly available information.

The following table presents the results of this analysis:

	FV to 2026E Adj. EBITDA	FV to 2027 Adj. EBITDA
Celanese Corporation	8.0x	7.9x
Eastman Chemical Company	8.6x	8.2x
Olin Corporation	8.7x	7.2x
The Chemours Company	8.2x	7.3x
Tronox Holdings plc	13.1x	9.7x
Median	8.6x	7.9x

~~The overall low to high calendar year 2026 and calendar year 2027 estimated FV to adjusted EBITDA multiples observed for the Huntsman selected companies were as follows:~~

•	~~calendar year 2026 estimated FV to Adj. EBITDA multiples: 8.0x to 13.1x (with a median of 8.6x); and~~

•	~~calendar year 2027 estimated FV to Adj. EBITDA multiples: 7.2x to 9.7x (with a median of 7.9x).~~

Citi then applied a selected range of calendar year 2026 estimated FV to Adj. EBITDA multiples of 8.6x to 13.1x and a selected range of calendar year 2027 estimated FV to Adj. EBITDA multiples of 7.9x to 9.7x, in each case reflecting the median to high multiples of the Huntsman selected companies and based on Citi’s professional judgment and experience, to the corresponding Adj. EBITDA of Huntsman of $346 million (calendar year 2026) and $501 million (calendar year 2027) based on the Huntsman standalone projections.

From this analysis, using its professional judgment, Citi derived implied equity value reference ranges for the Huntsman common stock (rounded to the nearest $0.05) of $7.20 to $15.90 per share based on calendar year 2026 estimated Adj. EBITDA and $12.70 to $17.60 per share based on calendar year 2027 estimated Adj. EBITDA.

Olin. In its selected public companies analysis of Olin, Citi reviewed certain financial and stock market information relating to Olin and the following six selected entities that Citi considered generally relevant as publicly traded companies with operations in the specialty and commodity chemicals industry, which are collectively referred to in this section as the “Olin selected companies”:

•	Dow Inc.

•	Huntsman Corporation

•	LyondellBasell Industries N.V.

•	The Chemours Company

•	Tronox Holdings plc

•	Westlake Corporation

Citi reviewed, among other information, estimated FV as a multiple of estimated Adj. EBITDA for calendar year 2026 and calendar year 2027 (burdened by stock-based compensation). Financial data of the Olin selected companies were based on publicly available consensus estimates of FactSet analysts, public filings and other publicly available information. Financial data of Olin was based on the Olin standalone projections, publicly available consensus estimates of FactSet analysts, public filings and other publicly available information.

~~The overall low to high calendar year 2026 and calendar year 2027 estimated FV to Adj. EBITDA multiples observed for the Olin selected companies were 5.7x to 13.1x (calendar year 2026, with a median of 7.9x) and 6.7x to 10.2x (calendar year 2027, with a median of 7.5x).~~

The following table presents the results of this analysis:

	FV to 2026E Adj. EBITDA	FV to 2027 Adj. EBITDA
Dow Inc.	5.8x	6.7x
Huntsman Corporation	11.6x	10.2x
LyondellBasell Industries N.V.	5.7x	6.7x
The Chemours Company	8.2x	7.3x
Tronox Holdings plc	13.1x	9.7x
Westlake Corporation	7.6x	7.7x
Median	7.9x	7.5x

The disclosure that is under the heading “Summary of Financial Analyses of Morgan Stanley” is hereby supplemented by adding the underlined disclosure under that heading on page 120 of the Joint Proxy Statement/Prospectus:

In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon the Huntsman standalone projections and Olin standalone projections, respectively, and the synergy projections. For purposes of its analyses, Morgan Stanley assumed approximately 178 million fully diluted shares of Huntsman common stock and approximately 118 million fully diluted shares of Olin common stock based on information provided by Huntsman management and Olin management, respectively.

The disclosure that is under the heading “Huntsman and Olin Selected Companies” is hereby supplemented by adding the underlined disclosure, deleting the text that is struck through and adding the underlined figures and disclosure to the table under that heading on page 121 of the Joint Proxy Statement/Prospectus:

In all instances, multiples were based on closing stock prices on June 12, 2026. For the comparable companies analysis, the financial and market data for the Huntsman Selected Companies and the Olin Selected Companies (and associated averages and medians) were based on the most recent publicly available information and median equity research consensus estimates from Capital IQ. Financial information for Huntsman and Olin was based on both median equity research consensus estimates from Capital IQ and the Huntsman standalone projections and the Olin standalone projections.

The following tables present the results of this analysis:

~~Huntsman Selected Companies Analysis~~	~~Low~~	~~High~~	~~Median*~~	~~Average*~~
~~AV/2026E Adj. EBITDA~~	~~5.7x~~	~~13.0x~~	~~8.0x~~	~~8.2x~~
~~AV/2027E Adj. EBITDA~~	~~6.8x~~	~~9.6x~~	~~7.7x~~	~~7.5x~~
~~AV/Cycle Average Adj. EBITDA~~	~~3.7x~~	~~8.9x~~	~~6.5x~~	~~6.7x~~

~~*~~	~~Medians and Averages exclude multiples derived from Olin standalone projections.~~

~~Olin Selected Companies Analysis~~	~~Low~~	~~High~~	~~Median*~~	~~Average*~~
~~AV/2026E Adj. EBITDA~~	~~5.7x~~	~~13.0x~~	~~7.5x~~	~~8.8x~~
~~AV/2027E Adj. EBITDA~~	~~6.8x~~	~~10.2x~~	~~7.5x~~	~~8.2x~~
~~AV/Cycle Average Adj. EBITDA~~	~~5.9x~~	~~7.8x~~	~~6.3x~~	~~6.6x~~

~~*~~	~~Medians and Averages exclude multiples derived from Huntsman standalone projections.~~

Huntsman Selected Companies Analysis	AV/2026E Adj. EBITDA	AV/2027E Adj. EBITDA	AV/Cycle Average Adj. EBITDA
Celanese Corporation	8.0x	7.9x	8.9x
Dow Inc.	5.9x	6.8x	6.3x
Eastman Chemical Company	8.5x	8.1x	7.5x
LyondellBasell Industries N.V.	5.7x	6.8x	6.5x
Olin Corporation	8.7x	7.2x	3.7x
Tronox Holdings plc	13.0x	9.6x	7.8x
Westlake Corporation	7.5x	7.5x	5.9x
Median*	8.0x	7.7x	6.5x
Average*	8.2x	7.5x	6.7x

*	Medians and Averages exclude multiples derived from Olin standalone projections.

Olin Selected Companies Analysis	AV/2026E Adj. EBITDA	AV/2027E Adj. EBITDA	AV/Cycle Average Adj. EBITDA
Dow Inc.	5.9x	6.8x	6.3x
Huntsman Corporation	11.8x	10.2x	6.3x
LyondellBasell Industries N.V.	5.7x	6.8x	6.5x
Tronox Holdings plc	13.0x	9.6x	7.8x
Westlake Corporation	7.5x	7.5x	5.9x
Median*	7.5x	7.5x	6.3x
Average*	8.8x	8.2x	6.6x

*	Medians and Averages exclude multiples derived from Huntsman standalone projections.

The disclosure that is under the heading “Huntsman Discounted Equity Value Analysis” is hereby supplemented by adding the underlined disclosure under that heading on pages 122 and 123 of the Joint Proxy Statement/Prospectus:

To calculate the discounted equity value for Huntsman, Morgan Stanley utilized estimated 2028 Adj. EBITDA (“2028E Adj. EBITDA”) from the Huntsman standalone projections. Based upon the application of its professional judgment and experience, Morgan Stanley applied a range of multiples of aggregate value to next-twelve-months (“NTM”) estimated Adj. EBITDA of 5.5x to 7.5x derived from the AV/Cycle Average Adj. EBITDA multiples described under “Comparable Companies Analysis” above, added the cumulative value of Huntsman’s projected dividends of $0.0875 per share per quarter (based on the Huntsman standalone projections), and discounted the resulting values to present value at a discount rate of 11.0%, which rate was selected based on the estimated cost of equity for Huntsman determined using the capital asset pricing model taking into account, among other things, a risk free rate, a market risk premium and a beta. Based on this analysis, Morgan Stanley derived the following range of implied equity value per share of Huntsman common stock on a fully diluted basis (rounded to the nearest $0.25):

AV / 2028E Adj. EBITDA	Implied Equity Value Per Share Range
Huntsman Management Case	$12.00 - $19.25

The disclosure that is under the heading “Olin Discounted Equity Value Analysis” is hereby supplemented by adding the underlined disclosure under that heading on page 123 of the Joint Proxy Statement/Prospectus:

To calculate the discounted equity value for Olin, Morgan Stanley utilized 2028E Adj. EBITDA from the Olin standalone projections. Based upon the application of its professional judgment and experience, Morgan Stanley applied a range of multiples of aggregate value to NTM estimated Adj. EBITDA of 5.5x to 7.5x derived from the AV/Cycle Average Adj. EBITDA multiples described under “—Comparable Companies Analysis” above, added the cumulative value of Olin’s projected dividends of $0.20 per share per quarter (based on the Wall Street consensus research estimates), and discounted the resulting values to present value at a discount rate of 10.5%, which rate was selected based on the estimated cost of equity for Olin determined using the capital asset pricing model taking into account, among other things, a risk free rate, a market risk premium and a beta. Based on this analysis, Morgan Stanley derived the following range of implied equity value per share of Olin common stock on a fully diluted basis (rounded to the nearest $0.25):

AV / NTM 2028E EBITDA	Implied Equity Value Per Share Range
Olin Management Case	$29.00 - $45.75

The disclosure that is under the heading “Huntsman Discounted Cash Flow Analysis” is hereby supplemented by adding the underlined disclosure under that heading on page 124 of the Joint Proxy Statement/Prospectus:

Morgan Stanley calculated terminal values for Huntsman by applying a range of perpetuity growth rates of 1.0% to 2.0%, based on Morgan Stanley’s professional judgment. Morgan Stanley then discounted the unlevered free cash flows and terminal value to present value as of March 31, 2026 using a mid-year convention and a range of discount rates from 7.1% to 8.3%, which were selected based on Morgan Stanley’s professional judgment to reflect an estimate of Huntsman’s weighted average cost of capital based on the capital asset pricing model and other factors taking into account, among other things, a risk free rate, market risk premiums and betas. The resulting aggregate value was then increased by the present value of Huntsman’s estimated net operating loss carryforwards (which Morgan Stanley estimated to be between approximately $159 million and $175 million based on information provided by Huntsman management) and adjusted for actual net debt of Huntsman of approximately $1,698 million as of March 31, 2026 to derive the implied equity value. To calculate the implied per share equity value, Morgan Stanley then divided the implied equity value by the number of fully diluted shares of Huntsman common stock outstanding as of June 12, 2026 derived from information provided by Huntsman management using the treasury stock method.

The disclosure that is under the heading “Olin Discounted Cash Flow Analysis” is hereby supplemented by adding the underlined disclosure under that heading on page 124 of the Joint Proxy Statement/Prospectus:

Morgan Stanley calculated terminal values for Olin by applying a range of perpetuity growth rates of 0.5% to 1.5%, based on Morgan Stanley’s professional judgment. Morgan Stanley then discounted the unlevered free cash flows and terminal value to present value as of March 31, 2026 using a mid-year convention and a range of discount rates from 6.8% to 7.8%, which were selected based on Morgan Stanley’s professional judgment to reflect an estimate of Olin’s weighted average cost of capital based on the capital asset pricing model and other factors taking into account, among other things, a risk free rate, market risk premiums and betas. The resulting aggregate value was then adjusted for actual net debt of Olin of approximately $2,838 million as of March 31, 2026 to derive the implied equity value. To calculate the implied per share equity value, Morgan Stanley then divided the implied equity value by the number of fully diluted shares of Olin common stock outstanding as of June 12, 2026 derived from information provided by Olin management using the treasury stock method.

The disclosure that is under the heading “Huntsman Standalone Projections” is hereby supplemented by adding the underlined disclosure under that heading on page 132 of the Joint Proxy Statement/Prospectus:

The Huntsman standalone projections were prepared by Huntsman management in connection with the evaluation of a potential transaction by the Huntsman board. Initial Huntsman standalone projections were prepared and provided to the Huntsman board on April 29, 2026 (the “initial Huntsman standalone projections”). Huntsman management made certain adjustments to such projections (including to the free cash flow projections) and adjusted and extrapolated such forecasts, and Huntsman management provided to the Huntsman board such adjusted and extrapolated projections in June 2026, which were approved by the Huntsman board for use and were used and relied on at the direction of the Huntsman board by Citi and Morgan Stanley in connection with their respective financial analyses and opinions. Except with respect to unlevered free cash flow, the Huntsman standalone projections were provided to Olin. The Huntsman standalone projections were based on numerous estimates, expectations, beliefs, opinions and assumptions with respect to Huntsman’s business, including its results of operations and financial condition, customer requirements and competition, and with respect to general business, economic, market, regulatory and financial conditions and other future events, all of which are difficult to predict and many of which are beyond Huntsman’s control and may not be realized. Huntsman management believes that the estimates, expectations, beliefs, opinions and assumptions used as a basis for the Huntsman standalone projections were reasonable based on the information available to Huntsman management at the time prepared. However, the Huntsman standalone projections are not a guarantee of actual future performance. The future financial results of Huntsman’s business may differ materially from those expressed in the Huntsman standalone projections due to various factors, including factors that are beyond Huntsman’s ability to control or predict.

The differences between the initial Huntsman standalone projections and the Huntsman standalone projections did not reflect any material change in Huntsman management’s view of the business or its operating outlook. Rather, the updates were primarily mechanical in nature and related to certain non-operating assumptions, changes in the presentation, and calculation of certain cash flow metrics.

Revenue projections for 2027E through 2030E were unchanged between the initial Huntsman projections and the Huntsman standalone projections, while 2026E revenue was reduced from $6,287 million to $6,150 million. Adjusted EBITDA was also effectively unchanged, with the only revisions consisting of a $1 million decrease in 2029E Adjusted EBITDA (from $915 million to $914 million) and a $1 million decrease in 2030E Adjusted EBITDA (from $1,161 million to $1,160 million). Capital expenditures, depreciation and amortization, and change in net working capital assumptions remained consistent across the two versions.

Beyond these largely unchanged operating assumptions, the additional updates primarily related to non-operating cash flow assumptions rather than changes to Huntsman’s business outlook. Key changes included modest adjustments to cash tax rates (~1% per annum), lower projected pension contributions over the forecast period, and an updated definition of unlevered free cash flow to reflect the treatment of dividends and minority interest contributions. As a result, differences in projected unlevered free cash flow were driven by these assumption and methodology changes, rather than any material change in management’s expectations for the business.

The disclosure that is under the heading “Huntsman Standalone Projections” is hereby supplemented by adding the underlined disclosure to the table under that heading on page 132 of the Joint Proxy Statement/Prospectus:

The following table presents a summary of the unaudited prospective financial information of Huntsman on a standalone basis prepared by Huntsman management for Huntsman’s fiscal years 2026 through 2030, which information is referred to as the “Huntsman standalone projections.”

(in millions)	Q2-Q4E	2027E	2028E	2029E	2030E
Revenue	$4,729	$6,613	$7,154	$7,570	$8,066
Huntsman Adjusted EBITDA(1)	$273	$501	$745	$914	$1,160
Unlevered Free Cash Flow(2)	$191	$114	$288	$451	$648
(-) Capital Expenditures	$(132)	$(185)	$(240)	$(195)	$(190)
(+/-) Change in NWC	$134	$(24)	$(13)	$(39)	$(49)
(-) Other(3)	$(39)	$(87)	$(62)	$(53)	$(49)

(1)

“Adjusted EBITDA” refers to Huntsman’s earnings, exclusive of earnings from noncontrolling interests, before interest, taxes, depreciation and amortization, adjusted for stock-based compensation. Adjusted EBITDA is a non-GAAP financial measure. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP, and this measure cannot be reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP for any of the periods presented.

(2)

“Unlevered Free Cash Flow” means Adjusted EBITDA as defined above, minus capital expenditures, plus or minus change in net working capital, minus other items including, ongoing restructuring and integration payments, minus pension contribution in excess of EBITDA, minus maintenance and other costs, minus minority interest contributions, minus taxes. Unlevered Free Cash Flow is a non-GAAP financial measure. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP, and this measure cannot be reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP for any of the periods presented.

(3)	“Other” includes ongoing restructuring and integration payments, pension contribution in excess of EBITDA, maintenance and other, minority interest contributions, and excludes SBC add-back.

The disclosure under the heading “The Merger—Certain Unaudited Prospective Financial Information—Synergy Projections” beginning on page 133 of the Joint Proxy Statement/Prospectus is amended and supplemented by adding the following sentence after last sentence of the first paragraph under such heading:

“No estimates of revenue synergies were prepared by Olin management or Huntsman management.”

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed transaction between Olin Corporation (“Olin”) and Huntsman Corporation (“Huntsman”). In connection with the proposed transaction, Olin and Huntsman have filed and intend to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including, among other filings, the Registration Statement, in connection with the proposed issuance of shares of Olin’s common stock pursuant to the proposed transaction, which the Registration Statement contains a joint proxy statement/prospectus of Olin and Huntsman. The registration statement was declared effective by the SEC on July 13, 2026 and Olin filed a prospectus and each of Olin and Huntsman filed a definitive proxy statement, respectively, and commenced mailing the definitive joint proxy statement/prospectus on July 13, 2026 to each of the shareholders of Olin and stockholders of Huntsman entitled to vote on their respective transaction-related proposals at the respective special meetings. INVESTORS AND STOCKHOLDERS OF OLIN AND HUNTSMAN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY, INCLUDING THE REGISTRATION STATEMENT AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PARTIES TO THE PROPOSED TRANSACTION AND ANY SOLICITATION. This

Current Report on Form 8-K is not a substitute for the registration statement, the definitive joint proxy statement/prospectus or any other document that Olin or Huntsman may file with the SEC and send to their respective shareholders and stockholders in connection with the proposed transaction. Investors and securityholders will be able to obtain free copies of the registration statement and the definitive joint proxy statement/prospectus, as each may be amended or supplemented from time to time, and other relevant documents filed with the SEC by Olin and Huntsman from the SEC’s website at http://www.sec.gov, on Olin’s website at https://olin.com under the tab “Investors” and under the heading “SEC Filings” and on Huntsman’s website at https://www.huntsman.com under the tab “Investors” and under the heading “Financials” and subheading “SEC filings.”

Participants in the Solicitation

Olin, Huntsman, their respective directors, executive officers and certain other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from Olin’s shareholders and Huntsman’s stockholders in connection with the proposed transaction. Information about Olin’s directors and executive officers is set forth in Olin’s Proxy Statement on Schedule 14A for its 2026 Annual Meeting of shareholders, which was filed with the SEC on March 20, 2026, its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 20, 2026, its Current Report on Form 8-K, which was filed with the SEC on April 30, 2026, and subsequent statements of changes in beneficial ownership on file with the SEC, including the Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or Annual Statements of Beneficial Ownership on Form 5 on file with the SEC, including filings made on March 20, 2026, May 5, 2026, May 5, 2026, May 5, 2026, May 5, 2026, May 5, 2026, May 5, 2026, May 5, 2026, May 5, 2026, May 19, 2026, June 3, 2026 and June 18, 2026. Information about Huntsman’s directors and executive officers is set forth in the Huntsman Proxy Statement on Schedule 14A for its 2026 Annual Meeting of stockholders, which was filed with the SEC on March 16, 2026, its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 18, 2026, its Current Report on Form 8-K, which was filed with the SEC since May 1, 2026, and subsequent statements of changes in beneficial ownership on file with the SEC, including the Initial Statement of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or Annual Statements of Beneficial Ownership on Form 5 on file with the SEC, including filings made on June 3, 2026, August 3, 2026 and August 3, 2026.

Additional information concerning the interests of potential participants in the solicitation of proxies in connection with the proposed transaction, which may, in some cases, be different than those of Olin’s shareholders or Huntsman’s stockholders generally, are set forth in the registration statement, the definitive joint proxy statement/prospectus and other relevant materials filed with and to be filed with the SEC relating to the proposed transaction. You may obtain these documents free of charge through the website maintained by the SEC at http://www.sec.gov and from the Olin or Huntsman websites described above.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval in any jurisdiction. It does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”. These statements relate to analyses and other information that are based on management’s current beliefs, certain assumptions and forecasts made by management, and current expectations, estimates and projections. Such forward-looking statements include statements regarding the proposed combination between Olin and Huntsman, the future results of the combined company and the benefits anticipated to be realized from the proposed combination, the impact of the proposed transaction on the combined company’s business, projections as to the amount and timing of synergies and the closing date for the proposed transaction, and other uncertainties and contingencies in connection with the foregoing. The statements contained in this Current Report on Form 8-K that are not statements of historical facts may include “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “outlook,” “project,” “estimate,” “forecast,” “optimistic,” “target” and variations of such words and similar expressions in this Current Report on Form 8-K to identify such forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from these forward-looking statements. Risks and uncertainties include, but are not limited to: (i) the risk that the proposed transaction may not achieve some or all of the anticipated benefits and that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by Olin’s shareholders or Huntsman’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals may be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; (vi) the effect of the announcement or pendency of the proposed transaction on Olin’s or Huntsman’s ability to attract, motivate or retain key executives and associates, their ability to maintain relationships with customers, vendors, service providers and others with whom they do business, or their operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from Olin’s and Huntsman’s ongoing business operations; (viii) the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay; (ix) business, industry and operational risks applicable to Olin and/or Huntsman, including (a) sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by Olin and/or Huntsman; (b) declines in average selling prices for Olin’s and/or Huntsman’s products and the supply/demand balance for Olin’s and/or Huntsman’s products, including the impact of excess industry capacity; (c) unsuccessful execution of Olin’s and/or Huntsman’s operating models; (d) failure to control costs and inflation impacts or failure to achieve targeted cost reductions; (e) availability of and/or higher-than-expected costs of raw material, energy, transportation, and/or logistics; (f) Olin’s and/or Huntsman’s reliance on a limited number of suppliers for specified feedstock and services and their reliance on third-party transportation; (g) the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards; (h) exposure to physical risks associated with climate-related events or increased severity and frequency of severe weather events; (i) the failure or an interruption, including cyber-attacks, of Olin’s and/or Huntsman’s information technology systems, including risks from the rapid evolution and increased adoption of artificial intelligence technologies that may intensify cybersecurity risks and enable new or augment existing attack techniques and the potential for intellectual property infringement or unintentional disclosure of proprietary or confidential information through artificial intelligence tools; (j) risks associated with Olin’s and/or Huntsman’s international sales and operations, including economic, political or regulatory changes; (k) weak industry conditions affecting Olin’s and/or Huntsman’s ability to comply with the financial maintenance covenants in its debt agreements; (l) Olin’s and/or Huntsman’s indebtedness and debt service obligations; (m) failure to identify, attract, develop, retain and motivate qualified employees throughout the respective organizations and ability to manage executive officer and other key senior management transitions; (n) adverse conditions in the credit and capital markets, limiting or preventing Olin’s and/or Huntsman’s ability to borrow or raise capital; (o) Olin’s and/or Huntsman’s inability to complete future acquisitions or joint venture transactions or successfully integrate them into the business; (p) the effects of any declines in global equity markets on asset values and any declines in interest rates or other significant assumptions used to value the liabilities in, and funding of, Olin’s and/or Huntsman’s pension plans; (q) Olin’s and/or Huntsman’s long-range plan assumptions not being realized, causing a non-cash impairment charge of long-lived assets; (r) exposure to risks associated with the creditworthiness of Olin’s and/or Huntsman’s key suppliers, customers and business partners and reductions in demand for their customers’ products; (s) failure to develop new products, processes or applications, or failure to keep pace with evolving technological innovations in end-use markets; (t) inability to protect patents and trade secrets or enforce intellectual property rights, particularly in countries where effective intellectual property laws and judicial systems may be unavailable; (u) conflicts, military actions, terrorist attacks, political events, public health crises and general instability, along with increased security regulations, that could adversely affect Olin and/or Huntsman’s business; and (v) legal, environmental and regulatory risks, including (a) changes in, or failure to comply with, legislation or government regulations or policies, including changes regarding Olin’s and/or Huntsman’s ability to manufacture or use certain products and changes within the international markets in which Olin and/or Huntsman operate; (b) new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities; (c) unexpected outcomes from legal or regulatory claims and proceedings; (d) costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings; (e) various risks associated with Olin’s Lake City U.S. Army Ammunition Plant contract and performance under other governmental contracts and (f) compliance with data privacy regulations, including the General Data Protection Regulation (GDPR) and other applicable data privacy laws, which could result in substantial fines, penalties and legal liability.

All of Olin’s and Huntsman’s forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to Olin or Huntsman or that Olin or Huntsman consider immaterial could affect the accuracy of the forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions, which are difficult to predict and many of which are beyond the control of Olin and/or Huntsman. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. A further list and descriptions of these risks, uncertainties, and other factors can be found in Olin’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings, available at the website maintained by the SEC at http://www.sec.gov, https://olin.com or on request from Olin and in Huntsman’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings, available at the website maintained by the SEC at http://www.sec.gov, https://www.huntsman.com or on request from Huntsman. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date of this Current Report on Form 8-K. Neither Olin nor Huntsman undertake any obligation to update publicly any forward-looking statements, or any other information in this Current Report on Form 8-K whether as a result of future events, new information or otherwise, or to correct any inaccuracies or omissions in them which become apparent. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by this cautionary statement.

Important Note about Combined and Non-GAAP Financial Information

The financial information for the combined businesses of Olin and Huntsman is based on management’s estimates, assumptions and projections and has not been prepared in conformance with the applicable requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. This information is provided for illustrative purposes only and should not be considered in isolation from, or as a substitute for, the historical financial statements of Olin or Huntsman. These measures are provided for illustrative purposes and are based on an arithmetic sum of the relevant historical financial measures of Olin and Huntsman. These measures do not reflect what the combined company’s financial condition or results of operations would have been had the proposed transaction occurred on or prior to the dates indicated. Various factors could cause actual future results to differ materially from those currently estimated by management, including, but not limited to, the risks described above and in each of Olin’s and Huntsman’s respective filings with the SEC.

This Current Report on Form 8-K also includes certain financial measures not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), such as synergies and integration benefits. Non-GAAP financial measures have limitations as an analytical tool and are not meant to be considered in isolation from, or as a substitute for, the comparable GAAP measures. There are limitations to non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items being excluded. Olin and Huntsman caution you not to place undue reliance on these non-GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

/s/ Inchan Hwang
Vice President, Deputy General Counsel and Secretary

Dated: August 17, 2026